Exhibit 99.1

DISCOVER FINANCIAL SERVICES REPORTS FOURTH QUARTER RESULTS:
NET INCOME OF $432 MILLION AND EARNINGS PER SHARE OF $0.89

Riverwoods, IL, Dec. 18, 2008 - Discover Financial Services (NYSE: DFS) today reported results for the quarter and year ended November 30, 2008 as follows:

	Continuing Operations		Discontinued Operations	Net Income
	Earnings	Diluted EPS	Earnings	Earnings	Diluted EPS
	(millions)		(millions)	(millions)
4Q08	$444	$0.92	($12)	$432	$0.89
4Q07	$210	$0.44	($266)	($56)	($0.12)

2008	$1,063	$2.20	($135)	$928	$1.92
2007	$964	$2.01	($375)	$589	$1.23

Full year income from continuing operations was $1.1 billion, up 10% from last year.  Fourth quarter income from continuing operations was $444 million, up from $210 million in the fourth quarter of 2007.  Income from continuing operations includes antitrust litigation settlement proceeds of approximately $535 million (after-tax) in the fourth quarter of 2008.  Discontinued operations relates to the sale of the Goldfish business.

Fourth Quarter Highlights

•	The company grew managed loans 6% from last year to $51 billion; Discover Card sales declined 2% to $22 billion.
•	The fourth-quarter managed net charge-off rate was 5.48% and the managed over 30 days delinquency rate was 4.56%.
•	The company added reserves in excess of charge-offs of $415 million.
•	Owned loans grew $3.5 billion from the third quarter, including $2.6 billion due to maturing securitizations retained on the balance sheet.
•	Total deposits grew 15% to $29 billion, including $6 billion of direct-to-consumer deposit balances.
•	Third-Party Payments segment volume grew 39% to $34 billion, including $7 billion of Diners Club International volume.

“Our results and financial position reflect our conservative orientation toward growth, credit risk and capital management as we position Discover to weather the economic downturn,” said David Nelms, chief executive officer of Discover Financial Services.  “As part of our capital management, we are seeking to participate in the Treasury’s Capital Purchase Program which will further support our consumer lending operations.”

Settlement of Antitrust Litigation

On October 27, 2008 Discover reached a $2.75 billion settlement of its antitrust lawsuit with Visa and MasterCard.  Discover received an $863 million payment in November 2008, and expects to receive the remaining proceeds in equal $472 million installments over the four quarters of 2009.  The proceeds will be reflected as revenue in Discover’s U.S. Card segment in the period earned.

At the time of the spin-off of the company, Morgan Stanley and Discover entered into an agreement governing the manner in which the antitrust case was to be pursued and settled and how proceeds of the litigation were to be shared.  The company has notified Morgan Stanley that it breached the agreement and the amount of the dividend to Morgan Stanley, if any, is a matter of dispute.

Liquidity and Capital

The company continues to maintain liquidity and capital positions that it believes are appropriate for the current environment.  Cash liquidity was $9.4 billion and tangible equity was $5.5 billion, or 11.0% of net managed receivables, at November 30, 2008. The company applied to the U.S. Treasury to participate in the Capital Purchase Program and to the Federal Reserve to become a bank holding company.

Segment Results (Managed Basis):

U.S. Card

Managed loans grew to $51 billion, up 6% from last year and 1% from last quarter as decreased consumer spending and balance transfer activity were offset by lower cardmember payments and growth in installment loans.  Sales volume decreased 2% versus fourth quarter of 2007, and increased 2% on a full year basis.

Credit performance of the Card portfolio was consistent with Discover’s expectation as charge-offs rose, reflecting the deteriorating economic environment.  The managed over 30 days delinquency rate of 4.56% was up 71 basis points from the third quarter of 2008, and 98 basis points from last year.  The managed net charge-off rate increased to 5.48% for the fourth quarter of 2008, up 28 and 163 basis points, respectively, from last quarter and last year.  The full year net charge-off rate was 5.01% up 118 basis points from last year.  Based on current trends within the portfolio and in the economic environment, the company believes that the managed net charge-off rate in the first quarter of 2009 will exceed 6%.

Fourth Quarter
Pretax income was $646 million in the fourth quarter of 2008, including other income of $863 million related to proceeds from the antitrust settlement.  Pretax income was $321 million for the fourth quarter of 2007.

Managed net interest income increased $162 million, or 18%, an improvement of 79 basis points over fourth quarter of 2007.  Higher net interest income benefited from lower cost of funds, growth in loan balances and accretion of balance transfer fees previously included in loan fee revenue, partially offset by higher interest charge-offs.

Provision for loan losses increased $521 million, or 89%, due to higher net charge-offs and an increase in loan loss reserves in excess of charge-offs in the quarter.  The reserve increase in excess of charge-offs of $415 million resulted from a higher reserve rate as well as higher on-balance sheet loans due to maturing securitizations.

Other income increased $630 million, reflecting the antitrust settlement partially offset by a reduction in the fair value of the interest-only strip receivable.  The decline in the fair value of the interest-only strip receivable was due to no securitization gains in the fourth quarter as the company did not enter into new securitization transactions, along with higher anticipated charge-offs in the current environment.

Expenses decreased $54 million, or 9%, primarily attributable to lower compensation and marketing expense partially offset by increased professional fees.  Compensation expense included a $39 million one-time benefit due to curtailment of the company’s pension plan.  Marketing declined due to lower account acquisition and balance transfer volume as well as lower advertising costs.

Full Year
Pretax income was $1.6 billion in 2008, including other income of $863 million related to the antitrust settlement.  Pretax income was $1.5 billion for 2007.

Managed net interest income increased $551 million, or 15%, an improvement of 79 basis points over 2007, reflecting an increase in interest income and a decrease in interest expense.  Interest income benefited from growth in loan balances and the transfer of balance transfer fees to interest income, partially offset by higher interest charge-offs and lower investment income.  Interest expense decreased reflecting a lower cost of funds, partially offset by higher borrowings to fund higher loan balances.

Provision for loan losses increased $1.2 billion, or 66%, due to higher net charge-offs and an increase in loan loss reserves in excess of charge-offs during the year.  The reserve increase in excess of charge-offs of $615 million resulted from a higher reserve rate as well as higher on-balance sheet loans due to maturing securitizations.

Other income increased $673 million reflecting the antitrust settlement and higher discount and interchange revenue, partially offset by a write-down of the interest-only strip receivable and the transfer of balance transfer fees to interest income.  Discount and interchange revenue benefited from growth in sales volume.

Expenses decreased $79 million, or 3%, primarily attributable to the pension curtailment benefit; lower account acquisition and promotional marketing activity; and a decrease in costs related to litigation.

Third-Party Payments

Fourth Quarter
The Third-Party Payments segment transaction volume was $34 billion, up 39% from last year, reflecting the addition of Diners Club International volume of $7 billion, as well as increased volumes on the PULSE and Discover networks.

Pretax income of $21 million was up $13 million from the fourth quarter of 2007.  Diners Club International contributed $4 million to the segment’s pretax income.  Revenue increased $24 million due to increased volumes and fee revenues, as well as a $15 million contribution from Diners Club International.  Expenses increased $11 million due to the inclusion of Diners Club International.

Full Year
The Third-Party Payments segment transaction volume was a record $125 billion, up 36% from last year, reflecting the addition of Diners Club International volume of $13 billion, as well as increased volumes on the PULSE and Discover networks.

Pretax income of $81 million was up $44 million from 2007 including $11 million related to Diners Club International, which was acquired in June 2008.  Revenue increased $61 million due to increased volumes and fee revenues as well as a $28 million contribution from Diners Club International.  Expenses increased $17 million due to the inclusion of Diners Club International.

Discontinued Operations

Discontinued operations represent the company’s Goldfish business in the United Kingdom, which was sold to Barclays Bank PLC on March 31, 2008. In the fourth quarter of 2008, the company recognized a loss from discontinued operations, net of tax, of $12 million versus a loss of $266 million in the fourth quarter of 2007.  The fourth quarter of 2007 included an impairment charge to write down goodwill and intangibles to fair value of $279 million, after-tax.

Dividend Declaration/Stock Repurchase Program

The company’s board declared a cash dividend of $.06 per share, payable on Jan. 22, 2009, to stockholders of record at the close of business on Jan. 2, 2009.  No stock repurchases were conducted under the stock repurchase program during the fourth quarter.

Conference Call and Webcast Information

The company will host a conference call to discuss its fourth quarter results on Thursday, Dec. 18, 2008, at 10 a.m. Central time.  Interested parties can listen to the conference call via a live audio webcast at http://investorrelations.discoverfinancial.com.

About Discover Financial Services

Discover Financial Services (NYSE: DFS) is a leading credit card issuer and electronic payment services company with one of the most recognized brands in U.S. financial services. The company operates the Discover Card, America's cash rewards pioneer. Since its inception in 1986, the company has become one of the largest card issuers in the United States. Its payments businesses consist of the Discover Network, with millions of merchant and cash access locations; PULSE, one of the nation's leading ATM/debit networks; and Diners Club International, a global payments network with acceptance in 185 countries and territories. For more information, visit www.discoverfinancial.com.

Contacts:

Investors:
Craig Streem, 224-405-3575
craigstreem@discover.com

Media:
Leslie Sutton, 224-405-3965
lesliesutton@discover.com

A financial summary follows. Financial, statistical, and business related information, as well as information regarding business and segment trends, is included in the Financial Supplement. Both the earnings release and the Financial Supplement are available online in the Investor Relations section at www.discoverfinancial.com.

Financial information presented on a managed basis assumes that loans that have been securitized were not sold and presents financial information regarding these loans in a manner similar to the presentation of financial information regarding loans that have not been sold. Management believes it is useful for investors to consider the credit performance of the entire managed loan portfolio to understand the quality of loan originations and the related credit risks inherent in the owned portfolio and retained interests in securitization.  For more information, and a detailed reconciliation, please refer to the schedule titled “Reconciliation of GAAP to Managed Data” attached to this press release.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Discover Financial Services' management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. These forward-looking statements speak only as of the date of this press release, and there is no undertaking to update or revise them as more information becomes available.  The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the actions and initiatives of current and potential competitors; our ability to manage credit risks and securitize our receivables at acceptable rates and under sale accounting treatment; changes in economic variables, such as the number and size of personal bankruptcy filings, the rate of unemployment and the levels of consumer confidence and consumer debt; the level and volatility of equity prices, commodity prices and interest rates, currency values, investments, other market fluctuations and other market indices; the availability and cost of funding and capital; access to U.S. debt and deposit markets; losses in our investment portfolio; the ability to increase or sustain Discover Card usage or attract new cardmembers and introduce new products or services; our ability to attract new merchants and maintain relationships with current merchants; our ability to successfully integrate the Diners Club International network and maintain relationships with network participants; material security breaches of key systems; unforeseen and catastrophic events; our reputation; the potential effects of technological changes; the effect of political, economic and market conditions and geopolitical events; unanticipated developments relating to lawsuits, investigations or similar matters; the impact of current, pending and future legislation, regulation and regulatory and legal actions, including the Federal Reserve Board’s proposed amendments limiting certain credit card practices; our ability to attract and retain employees; the ability to protect our intellectual property; the impact of any potential future acquisitions; investor sentiment; and the restrictions on our operations resulting from indebtedness incurred related to our spin-off in 2007.

Additional factors that could cause Discover Financial Services' results to differ materially from those described in the forward-looking statements can be found under “Part I. Item 1A. Risk Factors” in the Company's Annual Report on Form 10-K for the year ended November 30, 2007 and “Part II. Other Information – Item 1A. Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended May 31, 2008, filed with the SEC and available at the SEC's internet site (http://www.sec.gov).

Discover Financial Services
GAAP Basis
(unaudited, dollars in thousands, except per
share statistics)	Quarter Ended
	Nov 30, 2008	Aug 31, 2008	Nov 30, 2007

Earnings Summary
Interest Income	$736,006	$681,692	$659,676
Interest Expense	329,672	305,643	350,917
Net Interest Income	406,334	376,049	308,759
Other Income [1]	1,568,901	875,121	952,500
Revenue Net of Interest Expense	1,975,235	1,251,170	1,261,259
Provision for Loan Losses	714,176	364,838	296,186
Employee Compensation and Benefits	187,306	222,426	208,910
Marketing and Business Development	119,382	137,928	155,976
Information Processing & Communications	81,543	76,675	85,034
Professional Fees	111,645	82,775	94,380
Premises and Equipment	20,676	20,274	19,348
Other Expense	73,530	72,469	73,083
Total Other Expense	594,082	612,547	636,731
Income (Loss) Before Income Taxes [1]	666,977	273,785	328,342
Tax Expense	223,336	94,885	118,368
Income From Continuing Operations [1]	443,641	178,900	209,974
Discontinued Operations, Net of Tax [2]	(11,306)	1,153	(266,458)
Net Income (Loss) [1,2]	$432,335	$180,053	$(56,484)

Effective Tax Rate From Continuing Operations	33.5%	34.7%	36.1%

Balance Sheet Statistics [3]
Total Assets	$39,892,382	$37,283,548	$33,449,702
Total Equity	$5,924,044	$6,000,393	$5,599,422
Total Tangible Equity	$5,465,304	$5,539,274	$5,284,232
Tangible Equity/Total Owned Assets	13.7%	14.9%	15.8%
ROE [1,2]	29%	12%	(4%)
ROE from Continuing Operations [1]	30%	12%	15%

Allowance for Loan Loss (period end)	$1,374,585	$959,769	$759,925
Change in Loan Loss Reserves	$414,816	$112,994	$130,467
Reserve Rate	5.45%	4.41%	3.65%
Interest-only Strip Receivable (period end)	$300,120	$408,649	$400,313
Net Revaluation of Retained Interests	$(116,335)	$(33,513)	$37,475

Per Share Statistics
Basic EPS [1,2]	$0.90	$0.38	$(0.12)
Basic EPS from Continuing Operations [1]	$0.92	$0.38	$0.44
Diluted EPS [1,2]	$0.89	$0.37	$(0.12)
Diluted EPS from Continuing Operations [1]	$0.92	$0.37	$0.44
Stock Price (period end)	$10.23	$16.45	$17.37
Book Value	$12.34	$12.51	$11.72
Ending Shares Outstanding (000's)	479,987	479,764	477,688
Weighted Average Shares Outstanding (000's)	479,931	479,618	477,567
Weighted Average Shares Outstanding (fully diluted) (000's)	484,558	484,128	477,567

Loan Receivables [3]
Total Loans - Owned	$25,216,611	$21,767,483	$20,831,117
Average Total Loans - Owned	$22,945,494	$21,053,804	$19,405,775

Interest Yield	11.36%	11.41%	10.51%
Net Principal Charge-off Rate	5.25%	4.76%	3.43%
Delinquency Rate (over 30 days)	4.35%	3.58%	3.26%
Delinquency Rate (over 90 days)	2.06%	1.73%	1.51%

Transactions Processed on Networks (000's)
Discover Network	377,356	388,504	378,438
PULSE Network	644,045	713,791	611,518
Total	1,021,401	1,102,295	989,956

Volume
PULSE Network	$25,033,235	$28,364,575	$23,035,361
Third-Party Issuers	1,538,013	1,711,617	1,458,959
Diners Club International [4]	7,467,235	5,227,795	-
Total Third-Party Payments	34,038,483	35,303,987	24,494,320
Discover Network - Proprietary [5]	22,875,272	25,117,321	23,482,095
Total	$56,913,755	$60,421,308	$47,976,415

[1] The quarter ended November 30, 2008 includes proceeds of $863 million pre-tax (estimated $535 million after-tax) related to the antitrust settlement.

[2] The quarter ended November 30, 2007 includes a $391 million pre-tax ($279 million after-tax) non-cash impairment charge related to the company's Goldfish business.

[3] Based on Continuing Operations except equity and ROE. Equity is based on company's equity.

[4] Volume is derived from data provided by licensees for Diners Club branded cards issued outside of North America and is subject to subsequent revision or amendment.

[5] Gross proprietary sales volume on the Discover Network.

Discover Financial Services
Managed Basis [1]
(unaudited, dollars in thousands)
	Quarter Ended
	Nov 30, 2008	Aug 31, 2008	Nov 30, 2007

Earnings Summary
Interest Income	$1,682,267	$1,638,250	$1,667,418
Interest Expense	602,450	534,887	750,638
Net Interest Income	1,079,817	1,103,363	916,780
Other Income [2]	1,287,213	536,997	633,014
Revenue Net of Interest Expense	2,367,030	1,640,360	1,549,794
Provision for Loan Losses	1,105,971	754,028	584,721
Employee Compensation and Benefits	187,306	222,426	208,910
Marketing and Business Development	119,382	137,928	155,976
Information Processing & Communications	81,543	76,675	85,034
Professional Fees	111,645	82,775	94,380
Premises and Equipment	20,676	20,274	19,348
Other Expense	73,530	72,469	73,083
Total Other Expense	594,082	612,547	636,731
Income (Loss) Before Income Taxes [2]	666,977	273,785	328,342
Tax Expense	223,336	94,885	118,368
Income From Continuing Operations [2]	443,641	178,900	209,974
Discontinued Operations, Net of Tax [2,3]	(11,306)	1,153	(266,458)
Net Income (Loss) [2,3]	$432,335	$180,053	$(56,484)

Balance Sheet Statistics [4]
Total Assets	$65,620,476	$65,632,825	$60,591,475
Total Equity [5]	$5,924,044	$6,000,393	$5,599,422
Total Tangible Equity [5]	$5,465,304	$5,539,274	$5,284,232
Tangible Equity/Net Managed Receivables	11.0%	11.2%	11.1%
Tangible Equity/Total Managed Assets	8.3%	8.4%	8.7%

Net Yield on Loan Receivables	8.56%	8.95%	7.76%
Return on Loan Receivables [2]	3.52%	1.45%	1.78%

Loan Receivables [4]
Total Loans - Managed	$51,095,278	$50,427,305	$48,180,436
Average Total Loans - Managed	$50,707,090	$49,019,083	$47,381,471

Managed Interest Yield	12.65%	12.67%	12.84%
Managed Net Principal Charge-off Rate	5.48%	5.20%	3.85%
Managed Delinquency Rate (over 30 days)	4.56%	3.85%	3.58%
Managed Delinquency Rate (over 90 days)	2.17%	1.88%	1.67%

Credit Card Volume	$25,318,553	$28,611,680	$26,159,776
Credit Card Sales Volume	$22,025,264	$24,601,611	$22,588,639

Segment - Income Before Income Taxes
U.S. Card	$646,427	$245,241	$320,751
Third-Party Payments	20,550	28,544	7,591
Total	$666,977	$273,785	$328,342

[1] Managed basis assumes loans that have been securitized were not sold and presents earnings and statistical information on these loans in a manner similar to the way loans that have not been sold are presented.  See Reconciliation of GAAP to Managed Data schedule.

[2] The quarter ended November 30, 2008 includes proceeds of $863 million pre-tax (estimated $535 million after-tax) related to the antitrust settlement.

[3] The quarter ended November 30, 2007 includes a $391 million pre-tax ($279 million after-tax) non-cash impairment charge related to the company's Goldfish business.

[4] Based on Continuing Operations. Equity is based on company's equity.

[5] Balance on a GAAP and Managed basis is the same.

Discover Financial Services
U.S. Card Segment
Managed Basis[1]
(unaudited, dollars in thousands)
	Quarter Ended
	Nov 30, 2008	Aug 31, 2008	Nov 30, 2007

Earnings Summary
Interest Income	$1,680,925	$1,637,588	$1,666,768
Interest Expense	602,386	534,870	750,638
Net Interest Income	1,078,539	1,102,718	916,130
Other Income [2]	1,234,100	482,311	603,709
Revenue Net of Interest Expense	2,312,639	1,585,029	1,519,839
Provision for Loan Losses	1,105,971	754,028	584,721
Total Other Expense	560,241	585,760	614,367
Income (Loss) Before Income Taxes [2]	$646,427	$245,241	$320,751

Net Yield on Loan Receivables	8.55%	8.95%	7.76%
Pretax Return on Loan Receivables [2]	5.13%	1.99%	2.72%

Loan Receivables
Total Loans	$51,095,278	$50,427,305	$48,180,436
Average Total Loans	$50,707,090	$49,019,083	$47,381,471

Managed Interest Yield	12.65%	12.67%	12.84%
Managed Net Principal Charge-off Rate	5.48%	5.20%	3.85%
Managed Delinquency Rate (over 30 days)	4.56%	3.85%	3.58%
Managed Delinquency Rate (over 90 days)	2.17%	1.88%	1.67%

Credit Card Loans
Credit Card Loans - Managed	$49,692,974	$49,348,507	$47,929,242
Average Credit Card Loans - Managed	$49,420,412	$48,168,124	$47,251,899

Managed Interest Yield	12.72%	12.70%	12.85%
Managed Net Principal Charge-off Rate	5.59%	5.28%	3.85%
Managed Delinquency Rate (over 30 days)	4.66%	3.92%	3.59%
Managed Delinquency Rate (over 90 days)	2.22%	1.92%	1.68%

Total Credit Card Volume	$25,318,553	$28,611,680	$26,159,776
Sales Volume	$22,025,264	$24,601,611	$22,588,639

[1] Managed basis assumes loans that have been securitized were not sold and presents earnings and statistical information on these loans in a manner similar to the way loans that have not been sold are presented.  See Reconciliation of GAAP to Managed Data schedule.

[2] The quarter ended November 30, 2008 includes proceeds of $863 million pre-tax related to the antitrust settlement.

Discover Financial Services
Third-Party Payments Segment
(unaudited, dollars in thousands)
	Quarter Ended
	Nov 30, 2008	Aug 31, 2008	Nov 30, 2007

Earnings Summary
Interest Income	$1,342	$662	$650
Interest Expense	64	17	-
Net Interest Income	1,278	645	650
Other Income	53,113	54,686	29,305
Revenue Net of Interest Expense	54,391	55,331	29,955
Provision for Loan Losses	-	-	-
Total Other Expense	33,841	26,787	22,364
Income (Loss) Before Income Taxes	$20,550	$28,544	$7,591

Volume
PULSE Network	$25,033,235	$28,364,575	$23,035,361
Third-Party Issuers	1,538,013	1,711,617	1,458,959
Diners Club International [1]	7,467,235	5,227,795	-
Total Third-Party Payments	$34,038,483	$35,303,987	$24,494,320

Transactions Processed on PULSE Network (000's)	644,045	713,791	611,518

1 Volume is derived from data provided by licensees for Diners Club branded cards issued outside of North America and is subject to subsequent revision or amendment.

Discover Financial Services
Reconciliation of GAAP to Managed Data [1]
(unaudited, dollars in thousands)

	Quarter Ended
	Nov 30, 2008	Aug 31, 2008	Nov 30, 2007

Interest Income
GAAP Basis	$736,006	$681,692	$659,676
Securitization Adjustments [1]	946,261	956,558	1,007,742
Managed Basis	$1,682,267	$1,638,250	$1,667,418

Interest Expense
GAAP Basis	$329,672	$305,643	$350,917
Securitization Adjustments	272,778	229,244	399,721
Managed Basis	$602,450	$534,887	$750,638

Net Interest Income
GAAP Basis	$406,334	$376,049	$308,759
Securitization Adjustments	673,483	727,314	608,021
Managed Basis	$1,079,817	$1,103,363	$916,780

Other Income
GAAP Basis	$1,568,901	$875,121	$952,500
Securitization Adjustments	(281,688)	(338,124)	(319,486)
Managed Basis	$1,287,213	$536,997	$633,014

Revenue Net of Interest Expense
GAAP Basis	$1,975,235	$1,251,170	$1,261,259
Securitization Adjustments	391,795	389,190	288,535
Managed Basis	$2,367,030	$1,640,360	$1,549,794

Provision for Loan Losses
GAAP Basis	$714,176	$364,838	$296,186
Securitization Adjustments	391,795	389,190	288,535
Managed Basis	$1,105,971	$754,028	$584,721

Total Assets
GAAP Basis	$39,892,382	$37,283,548	$33,449,702
Securitization Adjustments	25,728,094	28,349,277	27,141,773
Managed Basis	$65,620,476	$65,632,825	$60,591,475

Tangible Equity/Total Assets
GAAP Basis	13.7%	14.9%	15.8%
Securitization Adjustments	21.2%	19.5%	19.5%
Managed Basis	8.3%	8.4%	8.7%

Loan Receivables
Total Loans
GAAP Basis	$25,216,611	$21,767,483	$20,831,117
Securitization Adjustments	25,878,667	28,659,822	27,349,319
Managed Basis	$51,095,278	$50,427,305	$48,180,436

Average Total Loans
GAAP Basis	$22,945,494	$21,053,804	$19,405,775
Securitization Adjustments	27,761,596	27,965,279	27,975,696
Managed Basis	$50,707,090	$49,019,083	$47,381,471

Discover Financial Services
Reconciliation of GAAP to Managed Data [1]
(unaudited, dollars in thousands)

Quarter Ended
	Nov 30, 2008	Aug 31, 2008	Nov 30, 2007

Interest Yield
GAAP Basis	11.36%	11.41%	10.51%
Securitization Adjustments	13.71%	13.61%	14.45%
Managed Basis	12.65%	12.67%	12.84%

Net Principal Charge-off Rate
GAAP Basis	5.25%	4.76%	3.43%
Securitization Adjustments	5.68%	5.54%	4.14%
Managed Basis	5.48%	5.20%	3.85%

Delinquency Rate (over 30 days)
GAAP Basis	4.35%	3.58%	3.26%
Securitization Adjustments	4.77%	4.06%	3.82%
Managed Basis	4.56%	3.85%	3.58%

Delinquency Rate (over 90 days)
GAAP Basis	2.06%	1.73%	1.51%
Securitization Adjustments	2.27%	2.00%	1.79%
Managed Basis	2.17%	1.88%	1.67%

Credit Card Loans
Credit Card Loans
GAAP Basis	$23,814,307	$20,688,685	$20,579,923
Securitization Adjustments	25,878,667	28,659,822	27,349,319
Managed Basis	$49,692,974	$49,348,507	$47,929,242

Average Credit Card Loans
GAAP Basis	$21,658,816	$20,202,845	$19,276,203
Securitization Adjustments	27,761,596	27,965,279	27,975,696
Managed Basis	$49,420,412	$48,168,124	$47,251,899

Interest Yield
GAAP Basis	11.45%	11.45%	10.53%
Securitization Adjustments	13.71%	13.61%	14.45%
Managed Basis	12.72%	12.70%	12.85%

Net Principal Charge-off Rate
GAAP Basis	5.47%	4.92%	3.44%
Securitization Adjustments	5.68%	5.54%	4.14%
Managed Basis	5.59%	5.28%	3.85%

Delinquency Rate (over 30 days)
GAAP Basis	4.55%	3.72%	3.28%
Securitization Adjustments	4.77%	4.06%	3.82%
Managed Basis	4.66%	3.92%	3.59%

Delinquency Rate (over 90 days)
GAAP Basis	2.16%	1.81%	1.53%
Securitization Adjustments	2.27%	2.00%	1.79%
Managed Basis	2.22%	1.92%	1.68%

[1] Securitization Adjustments present the effect of loan securitization by recharacterizing as securitization income the portions of the following items that relate to the securitized loans: interest income, interest expense, provision for loan losses, discount and interchange revenue and loan fee revenues.

Securitization income is reported in other income.

Discover Financial Services
GAAP Basis
(unaudited, dollars in thousands, except per
share statistics)	Year Ended
	Nov 30, 2008	Nov 30, 2007

Earnings Summary
Interest Income	$2,692,563	$2,584,402
Interest Expense	1,288,004	1,223,270
Net Interest Income	1,404,559	1,361,132
Other Income [1]	4,264,458	3,376,682
Revenue Net of Interest Expense	5,669,017	4,737,814
Provision for Loan Losses	1,595,615	733,887
Employee Compensation and Benefits	845,392	850,065
Marketing and Business Development	530,901	576,263
Information Processing & Communications	315,943	330,053
Professional Fees	349,484	361,409
Premises and Equipment	80,394	79,442
Other Expense	293,683	280,982
Total Other Expense	2,415,797	2,478,214
Income (Loss) Before Income Taxes [1]	1,657,605	1,525,713
Tax Expense	594,692	561,514
Income From Continuing Operations [1]	1,062,913	964,199
Discontinued Operations, Net of Tax [2,3]	(135,163)	(375,569)
Net Income (Loss) [1,2,3]	$927,750	$588,630

Effective Tax Rate From Continuing Operations	35.9%	36.8%

Balance Sheet Statistics [4]
Total Assets	$39,892,382	$33,449,702
Total Equity	$5,924,044	$5,599,422
Total Tangible Equity	$5,465,304	$5,284,232
Tangible Equity/Total Owned Assets	13.7%	15.8%
ROE [1,2,3]	16%	10%
ROE from Continuing Operations [1]	18%	17%

Allowance for Loan Loss (period end)	$1,374,585	$759,925
Change in Loan Loss Reserves	$614,660	$56,009
Reserve Rate	5.45%	3.65%
Interest-only Strip Receivable (period end)	$300,120	$400,313
Net Revaluation of Retained Interests	$(119,324)	$51,346

Per Share Statistics
Basic EPS [1,2,3]	$1.94	$1.23
Basic EPS from Continuing Operations [1]	$2.22	$2.02
Diluted EPS [1,2,3]	$1.92	$1.23
Diluted EPS from Continuing Operations [1]	$2.20	$2.01
Stock Price (period end)	$10.23	$17.37
Book Value	$12.34	$11.72
Ending Shares Outstanding (000's)	479,987	477,688
Weighted Average Shares Outstanding (000's)	479,335	477,328
Weighted Average Shares Outstanding (fully diluted) (000's)	483,470	478,879

Loan Receivables [4]
Total Loans - Owned	$25,216,611	$20,831,117
Average Total Loans - Owned	$21,348,493	$19,947,784

Interest Yield	10.89%	10.73%
Net Principal Charge-off Rate	4.59%	3.40%
Delinquency Rate (over 30 days)	4.35%	3.26%
Delinquency Rate (over 90 days)	2.06%	1.51%

Transactions Processed on Networks (000's)
Discover Network	1,515,368	1,486,366
PULSE Network	2,682,312	2,285,061
Total	4,197,680	3,771,427

Volume
PULSE Network	$106,012,108	$86,236,408
Third-Party Issuers	6,398,579	5,480,105
Diners Club International [5]	12,695,030	-
Total Third-Party Payments	125,105,717	91,716,513
Discover Network - Proprietary [6]	95,688,443	93,794,500
Total	$220,794,160	$185,511,013

[1] The quarter ended November 30, 2008 includes proceeds of $863 million pre-tax (estimated $535 million after-tax) related to the antitrust settlement.

[2] The quarter ended May 31, 2008 includes income from discontinued operations, net of tax of $32.6 million consisting of a $21 million gain related to disposition of the Goldfish business and income of $12 million related to the Goldfish business operations.  The quarter ended February 29, 2008 includes a loss from discontinued operations, net of tax of $158 million consisting of a $172 million loss related to reflecting the Goldfish business as held for sale and income of $14 million related to the Goldfish business operations.

[3] The quarter ended November 30, 2007 includes a $391 million pre-tax ($279 million after-tax) non-cash impairment charge related to the company's Goldfish business.

[4] Based on Continuing Operations except equity and ROE. Equity is based on company's equity.

[5] Volume is derived from data provided by licensees for Diners Club branded cards issued outside of North America and is subject to subsequent revision or amendment.

[6] Gross proprietary sales volume on the Discover Network.

Discover Financial Services
Managed Basis [1]
(unaudited, dollars in thousands)
	Year Ended
	Nov 30, 2008	Nov 30, 2007

Earnings Summary
Interest Income	$6,545,829	$6,378,674
Interest Expense	2,356,919	2,741,128
Net Interest Income	4,188,910	3,637,546
Other Income [2]	2,953,096	2,219,776
Revenue Net of Interest Expense	7,142,006	5,857,322
Provision for Loan Losses	3,068,604	1,853,395
Employee Compensation and Benefits	845,392	850,065
Marketing and Business Development	530,901	576,263
Information Processing & Communications	315,943	330,053
Professional Fees	349,484	361,409
Premises and Equipment	80,394	79,442
Other Expense	293,683	280,982
Total Other Expense	2,415,797	2,478,214
Income (Loss) Before Income Taxes [2]	1,657,605	1,525,713
Tax Expense	594,692	561,514
Income From Continuing Operations [2]	1,062,913	964,199
Discontinued Operations, Net of Tax [2,3,4]	(135,163)	(375,569)
Net Income (Loss) [2,3,4]	$927,750	$588,630

Balance Sheet Statistics [5]
Total Assets	$65,620,476	$60,591,475
Total Equity [6]	$5,924,044	$5,599,422
Total Tangible Equity [6]	$5,465,304	$5,284,232
Tangible Equity/Net Managed Receivables	11.0%	11.1%
Tangible Equity/Total Managed Assets	8.3%	8.7%

Net Yield on Loan Receivables	8.55%	7.75%
Return on Loan Receivables [2]	2.17%	2.06%

Loan Receivables [5]
Total Loans - Managed	$51,095,278	$48,180,436
Average Total Loans - Managed	$49,011,148	$46,913,474

Managed Interest Yield	12.61%	12.65%
Managed Net Principal Charge-off Rate	5.01%	3.83%
Managed Delinquency Rate (over 30 days)	4.56%	3.58%
Managed Delinquency Rate (over 90 days)	2.17%	1.67%

Credit Card Volume	$105,734,055	$106,620,818
Credit Card Sales Volume	$92,239,779	$90,262,556

Segment - Income Before Income Taxes
U.S. Card	$1,576,194	$1,488,753
Third-Party Payments	81,411	36,960
Total	$1,657,605	$1,525,713

[1] Managed basis assumes loans that have been securitized were not sold and presents earnings and statistical information on these loans in a manner similar to the way loans that have not been sold are presented.  See Reconciliation of GAAP to Managed Data schedule.

[2] The quarter ended November 30, 2008 includes proceeds of $863 million pre-tax (estimated $535 million after-tax) related to the antitrust settlement.

[3] The quarter ended May 31, 2008 includes income from discontinued operations, net of tax of $32.6 million consisting of a $21 million gain related to disposition of the Goldfish business and income of $12 million related to the Goldfish business operations.  The quarter ended February 29, 2008 includes a loss from discontinued operations, net of tax of $158 million consisting of a $172 million loss related to reflecting the Goldfish business as held for sale and income of $14 million related to the Goldfish business operations.

[4] The quarter ended November 30, 2007 includes a $391 million pre-tax ($279 million after-tax) non-cash impairment charge related to the company's Goldfish business.

[5] Based on Continuing Operations. Equity is based on company's equity.

[6] Balance on a GAAP and Managed basis is the same.

Discover Financial Services
U.S. Card Segment
Managed Basis[1]
(unaudited, dollars in thousands)
	Year Ended
	Nov 30, 2008	Nov 30, 2007

Earnings Summary
Interest Income	$6,542,664	$6,376,298
Interest Expense	2,356,836	2,741,109
Net Interest Income	4,185,828	3,635,189
Other Income [2]	2,773,896	2,101,076
Revenue Net of Interest Expense	6,959,724	5,736,265
Provision for Loan Losses	3,068,604	1,853,395
Total Other Expense	2,314,926	2,394,117
Income (Loss) Before Income Taxes [2]	$1,576,194	$1,488,753

Net Yield on Loan Receivables	8.54%	7.75%
Pretax Return on Loan Receivables [2]	3.22%	3.17%

Loan Receivables
Total Loans	$51,095,278	$48,180,436
Average Total Loans	$49,011,148	$46,913,474

Managed Interest Yield	12.61%	12.65%
Managed Net Principal Charge-off Rate	5.01%	3.83%
Managed Delinquency Rate (over 30 days)	4.56%	3.58%
Managed Delinquency Rate (over 90 days)	2.17%	1.67%

Credit Card Loans
Credit Card Loans - Managed	$49,692,974	$47,929,242
Average Credit Card Loans - Managed	$48,229,519	$46,811,570

Managed Interest Yield	12.65%	12.66%
Managed Net Principal Charge-off Rate	5.07%	3.84%
Managed Delinquency Rate (over 30 days)	4.66%	3.59%
Managed Delinquency Rate (over 90 days)	2.22%	1.68%

Total Credit Card Volume	$105,734,055	$106,620,818
Sales Volume	$92,239,779	$90,262,556

[1] Managed basis assumes loans that have been securitized were not sold and presents earnings and statistical information on these loans in a manner similar to the way loans that have not been sold are presented.  See Reconciliation of GAAP to Managed Data schedule.

[2] The quarter ended November 30, 2008 includes proceeds of $863 million pre-tax related to the antitrust settlement.

Discover Financial Services
Third-Party Payments Segment
(unaudited, dollars in thousands)
	Year Ended
	Nov 30, 2008	Nov 30, 2007

Earnings Summary
Interest Income	$3,165	$2,376
Interest Expense	83	19
Net Interest Income	3,082	2,357
Other Income	179,200	118,700
Revenue Net of Interest Expense	182,282	121,057
Provision for Loan Losses	-	-
Total Other Expense	100,871	84,097
Income (Loss) Before Income Taxes	$81,411	$36,960

Volume
PULSE Network	$106,012,108	$86,236,408
Third-Party Issuers	6,398,579	5,480,105
Diners Club International [1]	12,695,030	-
Total Third-Party Payments	$125,105,717	$91,716,513

Transactions Processed on PULSE Network (000's)	2,682,312	2,285,061

1 Volume is derived from data provided by licensees for Diners Club branded cards issued outside of North America and is subject to subsequent revision or amendment.

Discover Financial Services
Reconciliation of GAAP to Managed Data [1]
(unaudited, dollars in thousands)

	Year Ended
	Nov 30, 2008	Nov 30, 2007

Interest Income
GAAP Basis	$2,692,563	$2,584,402
Securitization Adjustments [1]	3,853,266	3,794,272
Managed Basis	$6,545,829	$6,378,674

Interest Expense
GAAP Basis	$1,288,004	$1,223,270
Securitization Adjustments	1,068,915	1,517,858
Managed Basis	$2,356,919	$2,741,128

Net Interest Income
GAAP Basis	$1,404,559	$1,361,132
Securitization Adjustments	2,784,351	2,276,414
Managed Basis	$4,188,910	$3,637,546

Other Income
GAAP Basis	$4,264,458	$3,376,682
Securitization Adjustments	(1,311,362)	(1,156,906)
Managed Basis	$2,953,096	$2,219,776

Revenue Net of Interest Expense
GAAP Basis	$5,669,017	$4,737,814
Securitization Adjustments	1,472,989	1,119,508
Managed Basis	$7,142,006	$5,857,322

Provision for Loan Losses
GAAP Basis	$1,595,615	$733,887
Securitization Adjustments	1,472,989	1,119,508
Managed Basis	$3,068,604	$1,853,395

Total Assets
GAAP Basis	$39,892,382	$33,449,702
Securitization Adjustments	25,728,094	27,141,773
Managed Basis	$65,620,476	$60,591,475

Tangible Equity/Total Assets
GAAP Basis	13.7%	15.8%
Securitization Adjustments	21.2%	19.5%
Managed Basis	8.3%	8.7%

Loan Receivables
Total Loans
GAAP Basis	$25,216,611	$20,831,117
Securitization Adjustments	25,878,667	27,349,319
Managed Basis	$51,095,278	$48,180,436

Average Total Loans
GAAP Basis	$21,348,493	$19,947,784
Securitization Adjustments	27,662,655	26,965,690
Managed Basis	$49,011,148	$46,913,474

Discover Financial Services
Reconciliation of GAAP to Managed Data [1]
(unaudited, dollars in thousands)

Year Ended
	Nov 30, 2008	Nov 30, 2007

Interest Yield
GAAP Basis	10.89%	10.73%
Securitization Adjustments	13.93%	14.07%
Managed Basis	12.61%	12.65%

Net Principal Charge-off Rate
GAAP Basis	4.59%	3.40%
Securitization Adjustments	5.32%	4.15%
Managed Basis	5.01%	3.83%

Delinquency Rate (over 30 days)
GAAP Basis	4.35%	3.26%
Securitization Adjustments	4.77%	3.82%
Managed Basis	4.56%	3.58%

Delinquency Rate (over 90 days)
GAAP Basis	2.06%	1.51%
Securitization Adjustments	2.27%	1.79%
Managed Basis	2.17%	1.67%

Credit Card Loans
Credit Card Loans
GAAP Basis	$23,814,307	$20,579,923
Securitization Adjustments	25,878,667	27,349,319
Managed Basis	$49,692,974	$47,929,242

Average Credit Card Loans
GAAP Basis	$20,566,864	$19,845,880
Securitization Adjustments	27,662,655	26,965,690
Managed Basis	$48,229,519	$46,811,570

Interest Yield
GAAP Basis	10.92%	10.75%
Securitization Adjustments	13.93%	14.07%
Managed Basis	12.65%	12.66%

Net Principal Charge-off Rate
GAAP Basis	4.73%	3.41%
Securitization Adjustments	5.32%	4.15%
Managed Basis	5.07%	3.84%

Delinquency Rate (over 30 days)
GAAP Basis	4.55%	3.28%
Securitization Adjustments	4.77%	3.82%
Managed Basis	4.66%	3.59%

Delinquency Rate (over 90 days)
GAAP Basis	2.16%	1.53%
Securitization Adjustments	2.27%	1.79%
Managed Basis	2.22%	1.68%

[1] Securitization Adjustments present the effect of loan securitization by recharacterizing as securitization income the portions of the following items that relate to the securitized loans: interest income, interest expense, provision for loan losses, discount and interchange revenue and loan fee revenues.

Securitization income is reported in other income.

The data is presented on both a "managed" loan basis and as reported under generally accepted accounting principles ("owned" loan basis). Managed loan data assume that the company's securitized loan receivables have not been sold and presents the results of securitized loan receivables in the same manner as the company's owned loans. The company operates its business and analyzes its financial performance on a managed basis. Accordingly, underwriting and servicing standards are comparable for both owned and securitized loans. The company believes that managed loan information is useful to investors because it provides information regarding the quality of loan origination and credit performance of the entire managed portfolio and allows investors to understand the related credit risks inherent in owned loans and retained interests in securitizations. Managed loan data is also relevant because the company services the securitized and owned loans, and the related accounts, in the same manner without regard to ownership of the loans. In addition, investors often request information on a managed basis which provides a more meaningful comparison to industry competitors.